News Release
For investor and media inquiries please contact: Steve E. Kunszabo Director, Investor Relations 732-556-2220

Centennial Communications to Sell Dominican Republic Business

WALL, N.J. -- Centennial Communications Corp. (NASDAQ: CYCL) (“Centennial”) today announced that it has concluded its review of strategic and operational alternatives for its Dominican Republic operations and entered into a definitive agreement to sell its wholly owned subsidiary, All America Cables and Radio, Inc. (“Centennial Dominicana”), to Trilogy International Partners for approximately $80 million in cash. The transaction is expected to close towards the end of the first calendar quarter of 2007, subject to the satisfaction of customary closing conditions including regulatory approval for the transfer of Centennial Dominicana’s telecommunications concession.

Centennial Dominicana operates an integrated wireless and broadband network that served approximately 388,900 wireless subscribers as of August 31, 2006. Adjusted operating income (AOI) (1) and capital expenditures attributable to Centennial Dominicana for the fiscal year ended May 31, 2006 were both approximately $11 million.

“This business has been a solid performer for Centennial during the last six years, and we continue to believe the Dominican Republic is an attractive and growing market,” said Michael J. Small, Chief Executive Officer of Centennial. “Additional investment in this operation was not consistent with our renewed commitment to deleveraging, and we believe that monetizing our Dominican Republic asset at this time was the best alternative for our shareholders.”

“We are excited to add Centennial Dominicana to our portfolio of wireless investments,” said Brad Horwitz, President and CEO of Trilogy International Partners. “We are convinced that there are significant opportunities for growth in the Dominican Republic’s wireless market and we look forward to working with Centennial Dominicana’s staff to support their efforts to expand the system’s coverage area and to attract subscribers.”

Waller Capital Corporation, a telecommunications-focused investment bank, served as exclusive financial advisor to Centennial on this transaction. Trilogy International’s exclusive financial adviser was Deutsche Bank Securities, Inc.

DEFINITIONS

(1)

Adjusted operating income is defined as, for any period, net (loss) income before income from discontinued operations, income from equity investments, minority interest in income of subsidiaries, income tax expense, other income (expense), interest expense, net, (loss) gain on disposition of assets, strategic alternatives/recapitalization costs, stock-based compensation expense and depreciation and amortization. Please refer to Centennial’s Investor Relations website at www.ir.centennialwireless.com for a discussion of non-GAAP financial measures.

ABOUT CENTENNIAL

Centennial Communications (NASDAQ:CYCL), based in Wall, NJ, is a leading provider of regional wireless and integrated communications services in the United States and the Caribbean with approximately 1.4 million wireless subscribers and 371,500 access lines and equivalents. The U.S. business owns and operates wireless networks in the Midwest and Southeast covering parts of six states. Centennial’s Caribbean business owns and operates wireless networks in Puerto Rico, the Dominican Republic and the U.S. Virgin Islands and provides facilities-based integrated voice, data and Internet solutions.

Welsh, Carson, Anderson & Stowe and an affiliate of the Blackstone Group are controlling shareholders of Centennial. For more information regarding Centennial, please visit our websites http://www.centennialwireless.com/, http://www.centennialpr.com/ and http://www.centennialrd.com/.

ABOUT TRILOGY INTERNATIONAL PARTNERS

Trilogy International Partners LLC, based in Bellevue Washington, is a privately held company that owns controlling interests in Nuevatel (PCS de Bolivia S.A.) and Communication Cellulaire d’Haiti S.A., prominent providers of wireless fixed and mobile telephony services in Bolivia and Haiti. The members and executive management of Trilogy International include the founders of Western Wireless International Corporation, Western Wireless Corporation, and Voicestream (now T-Mobile).

SAFE HARBOR PROVISION

Cautionary statement for purposes of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995: Information in this release that involves Centennial's expectations, beliefs, hopes, plans, projections, estimates, intentions or strategies regarding the future are forward-looking statements. Such forward-looking statements are subject to a number of risks, assumptions and uncertainties that could cause the Company's actual results to differ materially from those projected in such forward-looking statements. These risks, assumptions and uncertainties include, but are not limited to: the effects of vigorous competition in our markets, which may make it difficult for us to attract and retain customers and to grow our customer base and revenue and which may increase churn, which could reduce our revenue and increase our costs; the fact that many of our competitors are larger than we are, have greater financial resources than we do, are less leveraged than we are, have more extensive coverage areas than we do, and may offer less expensive and more technologically advanced products and services than we do; changes and developments in technology, including our ability to upgrade our networks to remain competitive and our ability to anticipate and react to frequent and significant technological changes which may render certain technologies used by us obsolete; our substantial debt obligations, including restrictive covenants, which place limitations on how we conduct business; our ability to attract subscribers in our newly launched markets in Grand Rapids and Lansing, Michigan; market prices for the products and services we offer may continue to decline in the future; the effect of changes in the level of support provided to us by the Universal Service Fund; the effects of consolidation in the telecommunications industry; general economic, business, political and social conditions in the areas in which we operate, including the effects of world events, terrorism, hurricanes, tornadoes, wind storms and other natural disasters; our access to the latest technology handsets in a timeframe and at a cost similar to our competitors; the effect on our business of wireless local number portability, which allows customers to keep their wireless phone numbers when switching between service providers; our ability to successfully deploy and deliver wireless data services to our customers, including next generation 3G technology; our ability to generate cash and the availability and cost of additional capital to fund our operations and our significant planned capital expenditures, including the need to refinance or amend existing indebtedness; our dependence on roaming agreements for a significant portion of our wireless revenue and the expected decline in roaming revenue over the long term; our dependence on roaming agreements for our ability to offer our wireless customers competitively priced regional and nationwide rate plans that include areas for which we do not own wireless licenses; our ability to attract and retain qualified personnel; the effects of governmental regulation of the telecommunications industry; fluctuations in currency values related to our Dominican Republic operations; our ability to acquire, and the cost of acquiring, additional spectrum in our markets to support growth and advanced technologies; our ability to manage, implement and monitor billing and operational support systems; the results of litigation filed or which may be filed against us, including litigation relating to wireless billing, using wireless telephones while operating an automobile or possible health effects of radio frequency transmission; the relative liquidity and corresponding volatility of our common stock and our ability to raise future equity capital; and the control of us retained by our majority stockholders and anti-takeover provisions and other risks referenced from time to time in the Company's filings with the Securities and Exchange Commission. All forward-looking statements included in this release are based upon information available to Centennial as of the date of the release, and we assume no obligation to update or revise any such forward-looking statements.

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